Exhibit 10.13

POLICY

Clawback Policy

Policy
Key Energy Services, Inc., (“Key” or the “Company”) has adopted a Clawback Policy as described below.
In the event of a material restatement of the Company’s financial results occurring after the Effective Date of this Clawback Policy, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board or another committee designated by the Board (each, the “Committee”) will review the incentive compensation that was paid or awarded, with respect to the period to which the restatement relates, to the Company’s current and former executive officers who engaged in fraud or other misconduct that resulted in the restatement (the “Officers”)
Purpose
The purpose of this policy is to provide a mechanism for the Company to recoup incentive compensation from current and former executive officers who engage in fraud or other misconduct that results in a material restatement.
Applicability
This policy applies to all current and former executive officers.
Responsibility
The Board and any designated Committee are responsible for implementing and enforcing this policy.
Details
To the extent permitted by applicable law and as the Board or Committee in its sole discretion deems appropriate and in the best interests of the Company, the Board or Committee may seek the recoupment or forfeiture of any incentive-based compensation paid or awarded to an Officer in excess of the amount that would have been paid or awarded to the Officer under the Company’s restated financial statements.
This policy shall be interpreted (including the determination of the amounts recoverable) by the Board or Committee in its sole discretion, exercising its business judgment. To the extent that applicable rules or regulations with respect to recovery of incentive-based compensation are adopted by the Securities and Exchange Commission and NYSE pursuant to Section 10D of the

Securities Exchange Act of 1934, as amended, nothing in this policy shall be deemed to limit or restrict the right or obligation of the Company to recover incentive-based compensation to the fullest extent required by such rules or regulations. The Board may amend this policy in its discretion at any time, including, without limitation, to the extent required by applicable law, rules or regulations.
Record retention
This policy shall be reviewed periodically by the Board as the Board deems appropriate.